Exhibit 21-A

Name of Subsidiary	State or Country of Incorporation
1250895 Ontario Ltd.	Canada (dormant)
Azlan European Finance Limited	UK
Azlan GmbH	Germany
Azlan Group Limited	UK
Azlan Limited	UK (non trading)
Azlan Logistics Limited	UK
Azlan Overseas Holdings Ltd	UK ( non trading)
Azlan Scandinavia AB	Sweden
Brightstar Europe Limited	UK
Computer 2000 Distribution Ltd.	UK
Computer 2000 Portuguesa Lda.	Portugal
Computer 2000 Publishing AB	Sweden (dormant)
Datatechnology Datech Ltd.	UK (dormant)
Datech 2000 Ltd.	UK (non-trading)
Expander Express AB	Sweden (dormant)
Expander Informatic AB	Sweden (dormant)
Expander Technical AB	Sweden (dormant)
Frontline Distribution Ltd.	UK (non-trading)
Frontline Distribution (Ireland) Ltd.	Ireland (dormant)
Globelle Computer Brokers N.V.	Netherlands Antilles
Hotlamps Limited	UK (non trading)
Horizon Technical Services (UK) Limited	UK (non trading)
Horizon Technical Services AB	Sweden
Managed Training Services Limited	UK (non trading)
Maneboard Ltd Maverick Presentation Products Limited	UK (non trading) UK
Maverick Presentation Products Limited	UK (non trading)
Quadrangle Technical Services Ltd	UK (non trading)
Screen Expert Limited	UK (non trading)
TD Brasil, Ltda.	Brazil
TD Facilities, Ltd. (Partnership)	Texas
TD Fulfillment Services, LLC	Florida
TD Tech Data AB	Sweden
TD United Kingdom Acquisition Limited	UK
Tech Data (Netherlands) B.V.	Netherlands
Tech Data (Schweiz) GmbH	Switzerland
Tech Data Canada Corporation	Canada – Nova Scotia
Tech Data Chile S.A.	Chile
Tech Data Corporation (“TDC”)	Florida
Tech Data Denmark ApS	Denmark
Tech Data Deutschland GmbH	Germany
Tech Data Distribution s.r.o.	Czech Republic
Tech Data Education, Inc.	Florida
Tech Data Espana S.L.U.	Spain
Tech Data Europe GmbH	Germany
Tech Data European Management GmbH	Germany
Tech Data Finance Partner, Inc.	Florida
Tech Data Finance SPV, Inc.	Delaware
Tech Data Finland OY	Finland
Tech Data Florida Services, Inc.	Florida
Tech Data France Holding Sarl	France
Tech Data France SAS	France
Tech Data FZ LLC	United Arab Emirates, Dubai, Internet City Free Zone
Tech Data GmbH & Co OHG	Germany
Tech Data Information Technology GmbH	Germany
Tech Data Global Finance LP	Cayman Islands
Tech Data International Sárl	Switzerland
Tech Data Italia s.r.l.	Italy
Tech Data Latin America, Inc.	Florida
Tech Data Lateinamerika Holding GmbH	Germany (dormant)
Tech Data LLC	United Arab Emirates, Dubai (dormant)
Tech Data Ltd	UK (non-trading)

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Tech Data Luxembourg Sárl	Luxembourg
Tech Data Management GmbH	Austria
Tech Data Marne SNC	France
Tech Data Midrange GmbH	Germany
Tech Data Mexico S. de R. L. de C. V.	Mexico
Tech Data Nederland B.V.	Net herlands
Tech Data Norge AS	Norway
Tech Data Operations Center, SA	Costa Rica
Tech Data Österreich GmbH	Austria
Tech Data Peru S.A.C.	Peru
Tech Data Polska Sp.z.o.o.	Poland
Tech Data Product Management, Inc.	Florida
Tech Data Resources, LLC	Delaware
Tech Data Service GmbH Austria	Austria
Tech Data Strategy GmbH	Germany
Tech Data Tennessee, Inc.	Florida
Tech Data Uruguay S.A.	Uruguay

86